Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of October 10, 2006, among USI HOLDINGS CORPORATION, a Delaware corporation (the "Borrower"), the lenders from time to time party to the Credit Agreement referred to below (each a "Lender" and, collectively, the "Lenders") and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of March 24, 2006 (as amended, modified or supplemented from time to time to, but not including, the date hereof, the "Credit Agreement");

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement as described herein; and

WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I.            Amendments to Credit Agreement.

1.  Section 7.13(a) of the Credit Agreement is hereby amended by deleting clause (v) of said Section in its entirety and inserting the following new clause (v) in lieu thereof:

"(v) the Acquisition Consideration payable in connection with the proposed Permitted Acquisition, when aggregated with the Acquisition Consideration payable in connection with all other Permitted Acquisitions consummated in such fiscal year does not exceed 35% ((i) 45%, for the fiscal year of the Borrower ending December 31, 2006 and (ii) 15%, if the Consolidated EBITDA of the Borrower and its Subsidiaries for the twelve-month period ending prior to the date of such Permitted Acquisition is less than $70,000,000) of the Consolidated Total Revenue of the Borrower and its Subsidiaries for the fiscal year of the Borrower previously ended prior to the date of such Permitted Acquisition; provided that (x) the aggregate amount of Acquisition Consideration payable in connection all Permitted Acquisitions consummated in the fiscal year of the Borrower ending December 31, 2006 may exceed 45% of the Consolidated Total Revenue of the Borrower and its Subsidiaries for the fiscal year of the Borrower ended December 31, 2005 by an amount not to exceed $40,000,000, in which case any such excess shall be applied to reduce the aggregate Acquisition Consideration permitted pursuant to this Section 7.13(a)(v) for all Permitted Acquisitions consummated during the fiscal year of the Borrower ending December 31, 2007 and (y) to the extent the aggregate amount of

Acquisition Consideration payable in connection with Permitted Acquisitions in any fiscal year of the Borrower is less than the amount of the Acquisition Consideration permitted to be paid during such fiscal year (based on the relevant percentage of Consolidated Total Revenue for the prior fiscal year), an amount equal to 25% of such difference may be carried forward and utilized to make Permitted Acquisitions in the immediately succeeding fiscal year (it being understood and agreed that the amount of Acquisition Consideration paid in connection with any Permitted Acquisition in any fiscal year shall be applied first to reduce the amount (if any) carried forward pursuant to this proviso), provided that the maximum amount permitted to be carried forward to the fiscal year ending December 31, 2007 shall be 25% of the remainder (if positive) of (I) 35% of the Consolidated Total Revenue of the Borrower and its Subsidiaries for the fiscal year of the Borrower ended December 31, 2005 minus (II) the aggregate amount of Acquisition Consideration payable in connection all Permitted Acquisitions consummated in the fiscal year of the Borrower ending December 31, 2006;".

II.            Miscellaneous Provisions.

1.  In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that:

(a) no Default or Event of Default exists as of the First Amendment Effective Date, both immediately before and immediately after giving effect thereto; and

(b) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date both immediately before and immediately after giving effect thereto, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any repre-sen-tation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2. This Amendment is limited as specified and shall not constitute a modifi-cation, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5. This Amendment shall become effective on the date (the "First Amendment Effective Date") when each of the following conditions shall have been satisfied;

provided that the First Amendment Effective Date may occur concurrently with the last of such conditions to be satisfied:

(i)  the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counter-parts) and shall have delivered (including by way of facsimile or other electronic transmissions) the same to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attention: May Yip (facsimile: 212-354-8113/ e-mail: myip@whitecase.com); and

(ii)  the Borrower shall have paid to the Administrative Agent and the Lenders all invoiced fees, costs and expenses payable to the Administrative Agent and the Lenders to the extent then due.

6.  From and after the First Amendment Effective Date all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified hereby on the First Amendment Effective Date, pursuant to the terms of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

USI HOLDINGS CORPORATION By: /s/ Robert S. Schneider Name: Robert S. Schneider Title: E.V.P. & Chief Financial Officer
JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent By: /s/ Erin O'Rourke Name: Erin O'Rourke Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF OCTOBER 10, 2006 AMONG USI HOLDINGS CORPORATION, THE LENDERS FROM TIME TO TIME PARTY TO THE CREDIT AGREEMENT, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

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By:_______________________________
Name:
Title: